UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2019

ContraVir Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36856	46-2783806
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

399 Thornall Street, First Floor

Edison, NJ, 08837

(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 902-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	CTRV	Nasdaq Capital Market

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 18, 2019, ContraVir Pharmaceuticals, Inc. (the “Company”) filed a Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State creating a new series of its authorized preferred stock, par value $0.0001 per share, designated as the “Series E Convertible Preferred Stock” (the “Series E Preferred Stock”). The number of shares initially constituting the Series E Preferred Stock was set at 10,600 shares.

Each share of Series E Preferred Stock will be convertible at the option of the holder at any time, into the number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) determined by dividing the $1,000 stated value per share of the Series E Preferred Stock by a conversion price of $6.00 per share. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, a holder of the Series E Preferred Stock will not have the right to convert any portion of the Series E Preferred Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the holder’s shares of Series E Preferred Stock. The holder upon notice to the Company, may increase or decrease the beneficial ownership limitation applicable to its shares of Series E Preferred Stock, provided that in no event shall the limitation exceed 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the holder’s shares of Series E Preferred Stock.

In the event the Company effects certain mergers, consolidations, sales of substantially all of its assets, tender or exchange offers, reclassifications or share exchanges in which its Common Stock is effectively converted into or exchanged for other securities, cash or property, the Company consummates a business combination in which another person acquires 50% of the outstanding shares of its Common Stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by the Company’s issued and outstanding Common Stock, then, upon any subsequent conversion of the Series E Preferred Stock, the holders of the Series E Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of Common Stock then issuable upon conversion in full of the Series E Preferred Stock.

Holders of Series E Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of Common Stock. Except as otherwise provided in the Certificate of Designation or as otherwise required by law, the Series E Preferred Stock has no voting rights. Upon the Company’s liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Series E Preferred Stock will be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Series E Preferred Stock were fully converted (disregarding for such purpose any conversion limitations thereunder) to Common Stock, which amounts shall be paid pari passu with all holders of Common Stock. The Company is not obligated to redeem or repurchase any shares of Series E Preferred Stock. Shares of Series E Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this report and incorporated by reference herein.

Item 8.01 Other Events.

On June 18, 2019 the Company announced the pricing of a public offering with total gross proceeds of $15,600,000 before deducting placement agent fees and other offering expenses payable by the Company (the “Offering”). The Offering closed on June 20, 2019. The securities offered by the Company consisted of (i) Class A Units each consisting of one share of Common Stock and one Warrant to purchase one share of Common Stock at a combined price of $6.00 per Class A Unit, and (ii) Class B Units each consisting of one share of Series E Preferred Stock, with a stated value of $1,000 per share, and convertible into approximately 167 shares of Common Stock per share of Series E Preferred Stock, and Warrants to purchase 167 shares of Common Stock, at a combined price of $1,000 per Class B Unit. The aggregate number of shares of Common Stock to be issued pursuant to the Class A Units and issuable upon conversion of all the Series E Preferred Stock is 2,600,000. The aggregate number of Warrants issued in the offering was 2,600,000. The Warrants have an exercise price of $6.00, are exercisable upon issuance and expire five years from the date of issuance. A copy of the press release announcing the pricing of the offering is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

3.1	Certificate of Amendment to the Certificate of Incorporation of ContraVir Pharmaceuticals, Inc. dated June 18, 2019.

99.1	Press Release of ContraVir Pharmaceuticals, Inc. dated June 18, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2019

CONTRAVIR PHARMACEUTICALS, INC.

By:	/s/ Robert Foster
Robert Foster
Chief Executive Officer